Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-249611, 333-103219, 333-31002, 333-45221, 333-4300, 333-140715 and 333-199906 on Form S-8 of STRATTEC SECURITY CORPORATION our report dated September 8, 2022, on the 2022 financial statements of STRATTEC SECURITY CORPORATION, and our report dated the same date relative to the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended July 3, 2022.

/s/ Crowe LLP

Oak Brook, Illinois

September 8, 2022